                                                                   EXHIBIT 10.17

                              EMPLOYMENT AGREEMENT


THIS EMPLOYMENT AGREEMENT ("Agreement") is effective as of date set forth below ("Effective Date"), by and between Manhattan Associates, LLC, a Georgia limited liability company ("Company"), and the undersigned employee ("Employee"), an individual. This Agreement shall be construed in conjunction with that certain letter dated August 6, 1997, executed by the Company and Employee (the "Offer Letter"). For and in consideration of Employee's employment and continued employment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


1.   DEFINITIONS.

  Defined terms used herein are defined in the recitals and at the end of this Agreement.

2.   OWNERSHIP.

  (a) All Work Product will be considered work made for hire by Employee and owned by Company. To the extent that any Work Product may not by operation of law be considered work made for hire or if ownership of all rights therein will not vest exclusively in Company, Employee assigns to Company, now or upon its creation without further consideration, the ownership of all such Work Product. Company has the right to obtain and hold in its own name copyrights, patents, registrations, and any other protection available in the Work Product. Employee agrees to perform any acts as may be reasonably requested by Company to transfer, perfect, and defend Company's ownership of the Work Product.

  (b) To the extent any materials other than Work Product are contained in the materials Employee delivers to Company or its Customers, Employee grants to Company an irrevocable, nonexclusive, worldwide, royalty-free license to use and distribute (internally or externally) or authorize others to use and distribute copies of, and prepare derivative works based upon, such materials and derivative works thereof. Employee agrees that during his or her employment, any money or other remuneration received by Employee for services rendered to a Customer belong to Company.

3.   TRADE SECRETS AND CONFIDENTIAL INFORMATION.

  (a) Company may disclose to Employee certain Proprietary Information. Employee agrees that the Proprietary Information is the exclusive property of Company (or a third party providing such information to Company) and Company (or such third party) owns all worldwide copyrights, trade secret rights, confidential information rights, and all other property rights therein.

  (b) Company's disclosure of the Proprietary Information to Employee does not confer upon Employee any license, interest or rights in or to the Proprietary Information. Except in the performance of services for Company, Employee will hold in confidence and will not, without Company's prior written consent, use, reproduce, distribute, transmit, reverse engineer, decompile, disassemble, or transfer, directly or indirectly, in any form, or for any purpose, any Proprietary Information communicated or made available by Company to or received by Employee. Employee agrees to notify Company immediately if he or she discovers any unauthorized use or disclosure of the Proprietary Information.

  (c) To further protect Proprietary Information, Employee agrees that if his or her employment with Company ends for any reason during the first three years after the initial date of employment, then for a period six (6) months after the end of Employee's employment he or she will not, without Company's prior written consent, perform any of the Duties that he or she performed on behalf of Company for the Employee's immediately prior employer if such prior employer competes with the Company Business.

  (d) Employee's obligations under this Agreement with regard to (i) Trade Secrets shall remain in effect for as long as such information remains a trade secret under applicable law, and (ii) Confidential Information shall remain in effect during Employee's employment with Company and for three years thereafter. These obligations will not apply to the extent that Employee establishes that the information communicated (1) was already known to Employee, without an obligation to keep it confidential at the time of its receipt from Company; (2) was received by Employee in good faith from a third party lawfully in possession thereof and having no obligation to keep such information confidential; or (3) was publicly known at the time of its receipt by Employee or has become publicly known other than by a breach of this Agreement or other action by Employee.

4.   CUSTOMER NON-SOLICITATION.

  The relationships made or enhanced during Employee's employment with Company belong to Company. During Employee's employment and the One Year Limitation Period, Employee will not, without Company's prior written consent, contact, solicit or attempt to solicit, on his or her own or another's behalf, any Customer with whom Employee had contact in the Two Year Restrictive Period with a view of offering, selling or licensing any program, product or service that is competitive with the Company Business.

5.   EMPLOYEE NON-SOLICITATION.

  During Employee's employment and the One Year Limitation Period, Employee will not, without Company's prior written consent, call upon, solicit, recruit, or assist others in calling upon, soliciting or recruiting any person who is or was an employee of Company during the Two Year Restrictive Period for the purpose of having such person work in any other corporation, entity, or business that is competitive with the Company Business.

6.   NONCOMPETE.

  During the One Year Limitation Period, Employee agrees that he or she will not, without Company's prior written consent, perform his or her Duties for any person or entity in the Territory which competes directly with the Company Business if Company is still engaged in the Company Business during such One Year Limitation Period. The parties agree and acknowledge that (i) the definitions of Duties and Territory and period of restriction reasonably and fairly limit this noncompete restriction and are reasonably required for Company's protection because Employee must perform his or her Duties on behalf of Customers who are located throughout the Territory; and (ii) by having access to information concerning employees and Company's Customers, Employee shall obtain a competitive advantage as to such parties.

7.   WARRANTIES OF EMPLOYEE.

  Employee warrants that he or she is not presently under any agreement that will prevent him or her from the performance of duties for Company, and is not in breach of any agreement with respect to any trade secrets or confidential information owned by any other party.

8.   INJUNCTIONS.

  Employee agrees that certain breaches by Employee of this Agreement will result in irreparable harm to Company and that the remedies at law for such breaches may not adequately compensate Company for its damages. Employee agrees that in the event of any such breaches, Company shall be entitled to an injunction in addition to any other remedies at law.

9.   UNENFORCEABILITY.

  Any holding that a provision of this Agreement is invalid or unenforceable by a court of competent jurisdiction shall not affect the enforceability of any other provisions. If for any reason the restrictions in Sections 3 through 6 are held to be invalid or unenforceable, then such restrictions shall be interpreted or modified to include as much of the duration and scope as will render such restrictions valid and enforceable.

10.  TERM.

  This Agreement is effective when signed by both parties and will remain in effect for an indefinite period of time. The parties agree that Employee's employment may be terminated at any time, for any reason or for no reason, for cause or not for cause, with or without notice, by Company or Employee. Upon any such termination, Employee shall return immediately to Company all documents and other property of Company, together with all copies thereof, including all Work Product and Proprietary Information, within Employee's possession or control.

11.  MISCELLANEOUS.

  This Agreement may not be modified except by a writing signed by both parties, except that it may be supplemented by rules and regulations described in Company employee handbook and other documents provided to Employee from time to time, and Employee agrees to follow such rules and regulations. Due to the personal nature of this Agreement, Employee may not assign his or her rights or obligations under this Agreement without the prior written consent of Company. This Agreement will be governed by the laws of the State of Georgia without regard to its rules governing conflicts of law. This Agreement represents the entire understanding of the parties concerning its subject matter and supersedes and terminates all prior communications, agreements and understandings relating to the same except the Offer Letter. In the case of any conflict or inconsistency between this Agreement and the Offer Letter, the provisions of this Agreement will control and govern. All communications concerning or required by this Agreement shall be in writing and shall be deemed given when delivered to the address listed below (as may be amended by notice), by hand, courier or express mail, or by registered or certified United States mail, return receipt requested, postage prepaid.


The parties have executed this Agreement effective as of the 11th day of August, 1997 ("Effective Date").

COMPANY:
Manhattan Associates, LLC

By: /s/  Alan J. Dabbiere
   -------------------------------------
Title:   President
      ----------------------------------
Date:
      ----------------------------------
Address:  3101 Towercreek Parkway
          Suite 300
          Atlanta, Georgia  30339
          Attention:

EMPLOYEE:
OLIVER M. COOPER, III

/s/ Oliver M. Cooper, III
----------------------------------------
Signature

Date:
     -----------------------------------
SSN:
    ------------------------------------
Address:    1086 Byrnwyck Trail, Atlanta, Georgia 30319

                                  DEFINITIONS

"Company Business" shall be the development, marketing, selling, implementation and installation of computer software solutions specifically designed for the management of warehouse and distribution centers for consumer product manufacturers, retailers and retail and grocery suppliers and distributors.

"Confidential Information" means Company information in whatever form, other than Trade Secrets, that is of value to its owner and is treated as confidential.

"Customer" means any current customer or prospective customer of Company.

"Duties" shall mean those duties of the Employee as set forth on Exhibit A attached hereto.

"One Year Limitation Period" shall mean the twelve month period beginning immediately upon the termination of Employee's employment with Company for any reason.

"Proprietary Information" means all Trade Secrets and Confidential Information of Company.

"Territory" shall mean the territory in which the Employee shall perform his or her duties as set forth on Exhibit A attached hereto.

"Trade Secrets" means information of Company constituting a trade secret within the meaning of Section 10-1-761(4) of the Georgia Trade Secrets Act of 1990, including all amendments hereafter adopted.

"Two Year Restrictive Period" shall mean the two years prior to the end of Employee's employment with Company for any reason.

"Work Product" shall mean the data, materials, documentation, computer programs, inventions (whether or not patentable), and all works of authorship, including all worldwide rights therein under patent, copyright, trade secret, confidential information, or other property right, created or developed in whole or in part by Employee while performing services in furtherance of or related to the Company Business.

                                   EXHIBIT A
                                   ---------


The "Duties" of the Employee shall be those of the Chief Operating Officer of the Company, as set forth in the Offer Letter, the terms of which are incorporated herein by this reference. Employee agrees to devote his full time and energy to the furtherance of the business of Company and shall not during the term hereof work or perform services in any advisory or other capacity for an individual, firm, company or corporation other than the Company without the Company's prior written consent.

The "Territory" is the Atlanta, Georgia metropolitan area, consisting of the following counties: Barrow, Bartow, Carroll, Cherokee, Clayton, Cobb, Coweta, DeKalb, Douglas, Fayette, Forsyth, Fulton, Gwinnett, Henry, Newton, Paulding, Pickens, Rockdale, Spalding and Walton.

CONFIDENTIAL
------------

August 6, 1997

Mr. Oliver M. Cooper, III
1086 Byrnwyck Trail
Atlanta, Georgia  30319

Dear Oliver:

     It is with pleasure that we offer you the position of Chief Operating Officer (COO) with Manhattan Associates. Below are the pertinent details regarding our offer of employment.

AREAS OF RESPONSIBILITY:                   Sales and Marketing
                                           General Administration

DIRECT REPORTS:                            Sales, Marketing, Office
                                           Administration, Human Resources,
                                           Finance, General Administration

STARTING SALARY:                           $14,583.33 per month ($175,000
                                           annualized); salaried exempt
                                           $70,000.00 signing bonus payable with
                                           first paycheck after start date
                                           $75,000.00 performance-related bonus;
                                           details in paragraph below Standard
                                           employment deductions (eg. Taxes,
                                           FICA, FUCA)

START DATE:                                August 11, 1997


BENEFITS:                                  Current Benefit Programs-
                                           -Comprehensive health insurance via
                                           either a Health Maintenance
                                           Organization (HMO) or Point of
                                           Service (POS) plan through Blue
                                           Cross/Blue Shield; coverage becomes
                                           effective on employment start date;
                                           no premium costs for employee or
                                           dependents.

                                           -Life and AD&D insurance; effective
                                           date same as for medical

                                           -401K Program with employer match;
                                           eligibility for employee
                                           contributions begin on the first of
                                           the month following 30 days of
                                           employment; employer match begins
                                           with 2nd year of participation in the
                                           plan

                                           -Profit Sharing and Money Purchase
                                           Plan; eligibility begins with the
                                           first of the month following one year
                                           of employment

                                           -One vacation day per complete month
                                           worked during the first year, as per
                                           our vacation policy

                                           -One vacation day per complete month
                                           worked (up to 12) for the year
                                           thereafter; 5 additional days after
                                           third full year of employment

                                           -9 paid holidays per year, 14 day
                                           waiting period

Mr. Oliver Cooper, III
August 6, 1997
Page 2


        The performance-related bonus will be structured as follows:

        One half is objective based on revenue growth (non-acquisition related). In the event of an acquisition, the most recent sales revenue of the company acquisition will be added to the base-line revenue.

         0 - 25% growth        Bonus is 0
        25 - 75% growth        Bonus is 2% of $37,500 for each 1% of growth

        The other half is subjective based on the following:

        (1)    Relationships
               -Big six consulting firms, distribution channel influencers -Research companies such as Gartner Group and AMR
               -Partners such as Oracle, SAP, etc.
        (2)    Recruitment
        (3)    Employee morale, turnover rate
        (4)    Office administration

        This offer of employment also includes a grant of 100,000 options, as per our Option Plan at an exercise price of $5.00 per share. The options will vest based on employment as follows:

        . 30,000 options - at the rate of 5,000 options at the end of each month for the first 6 months from the date of hire.
        .  20,000 options one year from the date of hire.
        .  20,000 options two years from the date of hire.
        .  30,000 options three years from the date of hire.

        Manhattan Associates' corporate policy states that a salary offer is considered confidential information and should not be discussed with other Manhattan Associates employees and acquaintances. Also, we have a standard employment agreement with general restrictive covenants which management is asked to sign and we will provide to you. We would appreciate your compliance with this policy.

        I know you will enjoy working with Manhattan Associates. We are an aggressive, diverse company, and we are excited by the prospects of working with you while growing Manhattan Associates. As a member of our team, you can help us cement our position as the leader in helping retail suppliers achieve Quick Response success.

Mr Oliver Cooper, III
August 6, 1997
Page 3

        In the event of a termination within the first two years of employment, other than where you are Terminated With Cause (defined in the Option Plan), or you voluntarily leave the company, six months severance pay will be provided.

        After this letter is signed by both of us, we will prepare and send to you the Employment Agreement and Option Plan Agreement reflecting the terms of this letter and our discussions. If you have any questions regarding these documents when you receive them, please give me a call.

        Please sign the original letter and return it to me as soon as possible. The remaining copy is for your records. If you have questions, please do not hesitate to contact me at (770) 955-5533, extension 1110.

                                 Sincerely,

                                 /s/ Alan Dabbiere
                                 Alan Dabbiere
                                 President


My signature below acknowledges my acceptance of the offer as stated herein.


/s/ Oliver Cooper                6 Aug 1997
-----------------------------   ------------
Oliver Cooper                       Date

cc:  Deepak Raghavan, Chief Technology Officer
     Brian Benson, Controller